                                  EXHIBIT 21.1
                                  ------------


                                  SUBSIDIARIES

QuadraComm, Inc. wholly owns and operates the following subsidiaries:


COMPANY                              STATE OF INCORPORATION  DATE OF INCORPORATION
-----------------------------------  ----------------------  ---------------------
International Prepaid Systems, Inc.          Texas                April 1999
-----------------------------------  ----------------------  ---------------------
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